Exhibit 99.1

Eton Pharmaceuticals Announces U.S. FDA Approval for

DESMODA™ (desmopressin acetate) Oral Solution

●	DESMODA is the first and only FDA-approved desmopressin oral solution
●	Commercial launch expected on March 9th
●	DESMODA eliminates tablet splitting and crushing, enabling precise, individualized dosing for patients of all ages
●	The product is expected to be a significant long-term growth contributor, with potential peak sales of $30-50 million annually and patent protection extending through 2044

DEER PARK, Ill., FEB 25, 2026 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or “the Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the U.S. Food and Drug Administration (FDA) approval of a New Drug Application (NDA) for DESMODA™ (desmopressin acetate) Oral Solution for the management of central diabetes insipidus, also known as arginine vasopressin deficiency (AVP-D), as antidiuretic replacement therapy for patients of all ages.

DESMODA is the first and only FDA-approved oral liquid formulation of desmopressin, developed to support precise, individualized dosing in a disease where careful titration is essential to maintaining water balance. DESMODA is supplied as a ready-to-use oral solution (0.05 mg/mL) that does not require tablet splitting, crushing, refrigeration, mixing, or shaking.

Eton estimates that there are more than 13,000 patients with central diabetes insipidus in the U.S., including approximately 3,000-4,000 pediatric patients. The company expects product peak sales of $30-50 million annually.

“DESMODA represents one of the most important product launches in Eton’s history. It builds on our strategy of delivering differentiated therapies to rare endocrine patients. By leveraging our existing pediatric endocrinology platform, we believe DESMODA has the potential to become a foundational therapy in this category,” said Sean Brynjelsen, Chief Executive Officer of Eton Pharmaceuticals. “In central diabetes insipidus, effective long-term management depends on accurately matching desmopressin dosing to each patient’s diurnal pattern of water balance. Historically, clinicians have primarily relied on formulations that were not designed for fine dose adjustments or had other administration issues, and both clinicians and families often had to rely on workarounds. DESMODA introduces a liquid solution designed to deliver individualized dosing precision and consistency for patients across the age spectrum.”

Central diabetes insipidus is a rare but serious condition caused by inadequate production of the hormone vasopressin from the hypothalamus/posterior pituitary. Treatment with desmopressin is the standard of care, but dosing must be individualized to avoid complications related to over- or under-treatment. Oral liquid dosing allows clinicians to incrementally fine-tune therapy and adjust dosing over time as clinical needs evolve.

“Central diabetes insipidus requires careful, individualized management, where dosing precision and flexibility truly matter. Having a liquid formulation of desmopressin has the potential to meaningfully support how we initiate and manage therapy. It’s encouraging to see innovation that directly addresses real-world challenges faced by clinicians and families and gives greater confidence when tailoring treatment across age groups,” said Dr. Lewis Blevins, Director of the California Center for Pituitary Disorders and Professor of Medicine and Neurological Surgery at the University of California, San Francisco.

“For families living with central diabetes insipidus/AVP-D, treatment demands precision, consistency, and careful management of dosing. A liquid option like DESMODA is a meaningful improvement because it helps make sure that the dose is always right, every time. This is very important in cases where the wrong dose can have a big impact," said Muriël Marks, board member of Worldwide Adrenal and Pituitary Organizations (‘WAPO’).

DESMODA will be promoted by Eton’s existing team of pediatric endocrinology rare disease specialists which currently promotes ALKINDI SPRINKLE® (hydrocortisone), KHINDIVITM (hydrocortisone), and INCRELEX® (mecasermin). DESMODA is expected to be available on March 9th exclusively through Anovo, a specialty pharmacy dedicated to serving patients with rare and chronic conditions. Anovo will administer the Eton Cares Program in partnership with Eton Pharmaceuticals. The program provides prescription fulfillment, insurance benefits investigation, educational support, financial assistance for qualified patients, and other services designed to help patients access treatment. Eton Cares will offer co-pay assistance to allow for $0 co-pay for qualifying patients.

Clinicians seeking to prescribe DESMODA can e-prescribe by selecting Anovo #5 or fax in a patient referral form to 855-813-2039. Additional product details can be found on the product website, https://www.desmoda.com.

INDICATION

DESMODA (desmopressin acetate) is a vasopressin analog indicated for the management of central diabetes insipidus as antidiuretic replacement therapy for adults and pediatric patients.

Limitations of Use

Do not use DESMODA for the treatment of nephrogenic diabetes insipidus.

IMPORTANT SAFETY INFORMATION

Contraindications

DESMODA is contraindicated in patients with hypersensitivity to desmopressin acetate or to any of the components of DESMODA, patients with moderate to severe renal impairment (adults with creatinine clearance (CLcr) less than 50 mL/min), or patients with hyponatremia or a history of hyponatremia.

Warnings and Precautions

Hyponatremia: Excessive fluid intake when urine output is limited by the antidiuretic effect of desmopressin may lead to water intoxication with hyponatremia. Cases of hyponatremia have been reported from postmarketing experience with desmopressin acetate. Monitor patients for signs or symptoms associated with hyponatremia, including headache, nausea/vomiting, weight gain, restlessness, fatigue, lethargy, confusion, depressed reflexes, muscle cramps or spasms, and abnormal mental status. Severe hyponatremia may result in seizures, coma, respiratory arrest, or death.

Fluid restriction is recommended during treatment and is particularly important in pediatric and geriatric patients, who are at increased risk. More frequent monitoring of serum sodium is recommended in patients with conditions associated with fluid and electrolyte imbalance or those receiving concomitant medications that may cause hyponatremia. Temporarily stop treatment with DESMODA during acute intercurrent illness characterized by fluid and/or electrolyte imbalance or under conditions associated with increased water intake.

Fluid Retention: Desmopressin acetate may cause fluid retention and should be used with caution in patients with heart failure or uncontrolled hypertension. DESMODA is not recommended in patients at risk for increased intracranial pressure or those with a history of urinary retention.

Hypersensitivity Reactions: Hypersensitivity reactions including anaphylaxis have been reported rarely with intravenous and nasal administration of desmopressin acetate. DESMODA is contraindicated in patients with known hypersensitivity to desmopressin acetate or any of the components of DESMODA.

Risk of Benzyl Alcohol Toxicity in Neonates: Serious adverse reactions, including fatal reactions, have been reported in low-birth-weight neonates and preterm neonates who received benzyl alcohol containing drugs intravenously. DESMODA contains benzoic acid, a metabolite of benzyl alcohol; the relationship between systemic benzoic acid exposure and toxicity is not well characterized. Use DESMODA with caution in low-birth-weight neonates or preterm neonates and monitor for signs and symptoms of metabolic acidosis.

Adverse Reactions

The serious adverse reactions associated with DESMODA are hyponatremia, fluid retention, hypersensitivity, and the risk of benzyl alcohol toxicity in neonates. Other common adverse reactions reported with desmopressin acetate include abnormal thinking, diarrhea, and edema/weight gain. Additional adverse reactions reported in clinical studies or postmarketing experience include nausea, vomiting, headache, fatigue, dizziness, water intoxication, seizures, confusion, hallucinations, urinary retention, and rash.

To report a suspected adverse event related to DESMODA, contact Eton Pharmaceuticals, Inc. at 1-855-224-0233 or the U.S. Food and Drug Administration (FDA) at https://www.fda.gov/safety/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information for more information.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has nine commercial rare disease products: KHINDIVITM, INCRELEX®, ALKINDI SPRINKLE®, DESMODA™, GALZIN® (zinc acetate), PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has four additional product candidates in late-stage development: Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:
Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793

E: lwilson@insitecony.com